As Filed With The Securities and Exchange Commission on March 5, 2007

Registration No. 333-140518

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TITAN PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	94-3171940
(State Or Other Jurisdiction Of Incorporation Or Organization)	(I.R.S. Employer Identification Number)

400 Oyster Point Blvd.

South San Francisco, California 94080

(650) 244-4990

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Louis R. Bucalo, M.D., Chairman, President and Chief Executive Officer

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite 505

South San Francisco, California 94080

(650) 244-4990

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent For Service)

Copies To:

Fran Stoller, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 is to amend Part II (i) to update the undertakings set forth in Item 17 of Part II of the Registration Statement, and (ii) to update the list of exhibits to the Registration Statement set forth in Item 16 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$5,350
Printing and Engraving Expenses	2,500
Legal Fees and Expenses	20,000
Blue Sky Fees and Expenses	0
Accounting Fees and Expenses	15,000

Total	$42,850

Item 15. Indemnification of Directors and Officers

The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provide that the registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL, relating to indemnification, is hereby incorporated herein by reference.

In accordance with Section 102(a)(7) of the DGCL, the Certificate of Incorporation of the registrant eliminates the personal liability of directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

The registrant also enters into indemnification agreements with each of its officers and directors, the form of which has been filed as Exhibit 10.6 and reference is hereby made to such form.

In addition, the registrant currently maintains an officers’ and directors’ liability insurance policy which insures, subject to the exclusions and limitations of the policy, officers and directors of the Company against certain liabilities which might be incurred by them solely in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. See Item 17 “Undertakings.”

Item 16. Exhibits

3.1	-	Restated Certificate of Incorporation of the Registrant(1)

3.2	-	Form of Amendment to Restated Certificate of Incorporation of the Registrant(1)

3.3	-	Form of Amendment to Restated Certificate of Incorporation of the Registrant(2)

3.4	-	By-laws of the Registrant(1)

4.7	-	Certificate of Designation of Series C Preferred Stock(3)

5.1	-	Opinion of Loeb & Loeb re: Legality *

23.1	-	Consent of Loeb & Loeb (included in Exhibit 5.1) *

23.2	-	Consent of Odenberg Ullakko Muranishi & Co. LLP, Independent Registered Public Accounting Firm

24.1	-	Power of Attorney (Included on signature page) *

*	Previously filed.

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (File No. 33-99386).

(2)	Incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 12, 2005.

(3)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997.

Item 17. Undertakings

The undersigned registrant hereby undertakes;

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertake that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has authorized this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on the 5th day of March, 2007.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Robert E Farrell
Robert E Farrell Executive Vice President and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Louis R. Bucalo * Louis R. Bucalo, M.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 5, 2007

/s/ Victor J. Bauer * Victor J. Bauer, Ph.D.	Director	March 5, 2007

/s/ Sunil Bhonsle * Sunil Bhonsle	Executive Vice President, Chief Operating Officer and Director	March 5, 2007

/s/ Eurelio M. Cavalier * Eurelio M. Cavalier	Director	March 5, 2007

/s/ Hubert E. Huckel * Hubert E. Huckel, M.D.	Director	March 5, 2007

/s/ Joachim Friedrich Kapp * Joachim Friedrich Kapp, M.D., Ph.D.	Director	March 5, 2007

/s/ M. David MacFarlane * M. David MacFarlane, Ph.D.	Director	March 5, 2007

/s/ Ley S. Smith * Ley S. Smith	Director	March 5, 2007

/s/ Konrad M. Weis * Konrad M. Weis, Ph.D.	Director	March 5, 2007

/s/ Robert E. Farrell Robert E. Farrell, J.D.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2007

* By	/s/ Robert E. Farrell
Robert E. Farrell, attorney in fact